EXHIBIT 99.1
April 15, 2005

DEFENSE INDUSTRIES INTERNATIONAL, INC.


DEFENSE INDUSTRIES INTERNATIONAL REPORTS FOURTH QUARTER 2004 FINANCIAL RESULTS

ASHKELON, Israel, April 15, 2004, Defense Industries International, Inc. (OTCBB:DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, announced today its financial results for the fourth quarter and the twelve month period ended December 31, 2004.

HIGHLIGHTS

     o Revenues for 2004 increased 33% to over $12 million.

     o Export sales for full-year 2004 increased by 106%

     o Gross profit for 2004 increased 25.1% to $3.2 million

     o Net income for 2004 increased to $381,169

Net revenues for the year ended December 31, 2004 increased by 33.2% to $12,036,404 compared to $9,031,963 for the year ended December 31, 2003.

Export sales for the year ended December 31, 2004 increased by 106% to $8,305,787, from $4,030,138 reported for the year ended December 31, 2003. Sales to the local market were approximately $3,730,617 in 2004, compared with local sales of $5,001,825 in 2003.

Gross profit for the year ended December 31, 2004 increased by 25.1% to $ 3,224,449 from $2,576,648 for the year ended December 31, 2003. The increase in gross profit is mainly attributable to the increase in total sales. The Company does not anticipate any major changes in its gross profit margins in 2005.

Selling expenses for the year ended December 31, 2004 was $826,267, similar to $862,155 in 2003. The stability in selling expenses was achieved due to lower commission payment on sales to a major export customer.

General and administrative expenses for the year ended December 31, 2004 increased slightly to $1,489,440 from $1,414,531 for the year ended December 31, 2003. The Company does not anticipate any material change in its general and administrative expenses in 2005.

The Company reported operating income of $872,742 for the year 2004, compared with $299,962 for the year 2003.

Net income for the year 2004 was $381,169, or $0.02 per share, compared with $127,771, or $0.01 per share for the year 2003.

Commenting on the results, Joseph Fostbinder, CEO of Defense Industries said:
"We are extremely pleased with our full-year results. Our 2004 results reflect continued strength in our total revenues and export sales. We believe this is attributable to the successful implementation of our strategy of focusing our efforts on international expansion."

Mr. Fostbinder continued, "As part of our strategy of international expansion and in an effort to achieve long-term growth, we have recently acquired Owen Mills Company, a Los Angeles-based manufacturing and service company specializing in military and industrial sewing of marine and ballistic fabric products. We believe that our combined expertise and the expected synergy between our companies will enable us to offer diversified solutions to existing and potential customers as well as provide us with a robust platform for future growth and international expansion."

"During 2004 we worked diligently to acquire new customers and to secure follow-on orders from our existing customers. This resulted, among other things, in obtaining several first-time orders from leading international companies in the personal protective equipment market and several follow-on orders from existing clients for our bulletproof plates and bullet-resistant vests. These companies recognized the superb quality and unparalleled features of our equipment in providing solutions for personal protection".

"Looking into 2005, we plan to continue to diversify our products by offering them through our newly acquired U.S. - based platform and through increased investment in R&D. We also plan to continue to focus our efforts on increasing export sales, broadening our customer base, and in securing follow-on business in order to enhance our leading position in the global protective equipment and supplies markets."


ABOUT DEFENSE INDUSTRIES INTERNATIONAL, INC.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries' main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, helmets, plates and one-way protective windows; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company's manufacturing facilities meet American EQNET and international ISO 9001 standards. Major customers include the Israel Defense Forces, the North Atlantic Treaty Organization (NATO), the United Nations Peacekeeping Forces and other U.N. organizations. For additional information, please visit the Company's web site at www.defense-industries.com

SAFE HARBOR STATEMENT
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.


CONTACT INFORMATION:

AYELET SHAKED SHILONI
INTEGRATED INVESTOR RELATIONS
972-3-635-6790
1-866-44-786-33
ayelet@integratedir.com

             DEFENSE INDUSTRIES INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003


                                                               ASSETS
                                                                                        2004           2003
                                                                                    -----------    -----------
CURRENT ASSETS
 Cash and cash equivalents                                                          $   505,013    $   784,026
 Accounts receivable, net of allowance for doubtful accounts of $105,927 and
  $68,345, respectively                                                               2,495,861      1,912,747
 Accounts receivable - related parties, net                                             374,458        322,373
 Inventories                                                                          2,809,019      2,115,825
 Investments in marketable securities                                                   808,102        704,046
 Deferred taxes                                                                          43,049         45,353
 Other current assets                                                                   402,325        422,489
                                                                                    -----------    -----------
      Total Current Assets                                                            7,437,827      6,306,859
                                                                                    -----------    -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                                    1,761,842      1,662,902
                                                                                    -----------    -----------

OTHER ASSETS
 Deposits for the severance of employer-employee relations                              483,334        437,963
 Deferred taxes, long-term                                                               60,326        232,713
 Intangible assets, net                                                                  31,337         41,105
                                                                                    -----------    -----------
      Total Other Assets                                                                574,997        711,781
                                                                                    -----------    -----------

TOTAL ASSETS                                                                        $ 9,774,666    $ 8,681,542
                                                                                    ===========    ===========

                                           LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                                        2004           2003
                                                                                    -----------    -----------
CURRENT LIABILITIES
 Accounts payable                                                                   $ 1,026,162    $   730,561
 Short-term debt                                                                        652,913        719,642
 Current portion of long-term debt                                                      407,227        489,524
 Other current liabilities                                                            1,006,959        603,514
                                                                                    -----------    -----------
      Total Current Liabilities                                                       3,093,261      2,543,241
                                                                                    -----------    -----------

LONG-TERM LIABILITIES
 Long-term portion of debt                                                              731,442        728,678
 Provision for the severance of employer-employee relations                             336,101        290,573
 Minority interest                                                                      902,771        852,914
                                                                                    -----------    -----------
      Total Long-Term Liabilities                                                     1,970,314      1,872,165
                                                                                    -----------    -----------

TOTAL LIABILITIES                                                                     5,063,575      4,415,406
                                                                                    -----------    -----------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
 Preferred stock, $.0001 par value, 50,000,000 shares authorized, none issued and
  outstanding                                                                                 -              -
 Common stock, $.0001 par value, 250,000,000 shares authorized, 25,350,000 issued
  and outstanding                                                                         2,535          2,535
 Additional paid-in capital                                                           1,711,450      1,711,450
 Retained earnings                                                                    3,148,950      2,767,781
 Accumulated other comprehensive loss                                                  (151,844)      (215,631)
                                                                                    -----------    -----------

TOTAL SHAREHOLDERS' EQUITY                                                            4,711,091      4,266,136
                                                                                    -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                          $ 9,774,666    $ 8,681,542
                                                                                    ===========    ===========

             DEFENSE INDUSTRIES INTERNATIONAL, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                      2004            2003
                                                                                  ------------    ------------
NET REVENUES                                                                      $ 12,036,404    $  9,031,963

COST OF SALES                                                                        8,811,955       6,455,315
                                                                                  ------------    ------------

GROSS PROFIT                                                                         3,224,449       2,576,648
                                                                                  ------------    ------------

OPERATING EXPENSES
 Selling                                                                               862,267         862,155
 General and administrative                                                          1,489,440       1,414,531
                                                                                  ------------    ------------
       Total Operating Expenses                                                      2,351,707       2,276,686
                                                                                  ------------    ------------

INCOME FROM OPERATIONS                                                                 872,742         299,962
                                                                                  ------------    ------------

OTHER INCOME (EXPENSE)
 Financial expense, net                                                               (157,505)       (240,815)
 Other income, net                                                                      46,438         168,715
                                                                                  ------------    ------------
       Total Other Expense                                                            (111,067)        (72,100)
                                                                                  ------------    ------------

INCOME BEFORE INCOME TAXES                                                             761,675         227,862

Less: income tax expense                                                               338,745          94,554
                                                                                  ------------    ------------

Income before minority interest                                                        422,930         133,308

Less: minority interest                                                                 41,761           5,337
                                                                                  ------------    ------------

NET INCOME                                                                             381,169         127,771
                                                                                  ------------    ------------

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain, net of minority interest gain of $8,097 and
  $29,488, respectively                                                                 63,787         237,150
 Unrealized gain on available-for-sale securities                                            -           5,128
                                                                                  ------------    ------------
 Other comprehensive gain before tax                                                    63,787         242,278
 Income tax expense related to items of other comprehensive income                     (22,325)        (87,220)
                                                                                  ------------    ------------

  TOTAL OTHER COMPREHENSIVE INCOME, NET OF TAX                                          41,462         155,058
                                                                                  ------------    ------------

COMPREHENSIVE INCOME                                                              $    422,631    $    282,829
                                                                                  ============    ============

Net income per share - basic and diluted                                          $       0.02    $       0.01
                                                                                  ============    ============

Weighted average number of shares outstanding - basic and diluted                   25,350,000      25,350,000
                                                                                  ============    ============